Summit Therapeutics Inc. S-3

Exhibit 5.1

Baker & Hostetler llp

45 Rockefeller Plaza
New York, NY 10111

T 212.589.4200
F 212.589.4201
www.bakerlaw.com

March 17, 2023

Summit Therapeutics Inc. 2882 Sand Hill Road, Suite 106 Menlo Park, California 94025

Ladies and Gentlemen:

We have acted as counsel to Summit Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale of 19,720,291 shares in the aggregate (the “Shares”) of the Company’s common stock, par value $0.01 per share, held by the selling stockholders named in the Registration Statement.

We have examined the Registration Statement, together with the documents incorporated by reference therein, including the related prospectus forming a part thereof (the “Prospectus”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; and (v) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Atlanta     Chicago     Cincinnati     Cleveland     Columbus     Costa Mesa     Dallas     Denver     Houston

Los Angeles     New York     Orlando     Philadelphia     San Francisco     Seattle     Washington, DC     Wilmington

March 17, 2023

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

On the basis of the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP